Exhibit 10.8

ARS Pharmaceuticals, Inc.

Change in Control and Severance Benefit Plan

Approved by the Board of Directors: November 6, 2020

Section 1. Introduction.

The ARS Pharmaceuticals, Inc. Change in Control and Severance Benefit Plan (the “Plan”) was established effective upon the IPO Date. The purpose of the Plan is to provide for the payment of severance and/or change in control benefits to eligible employees of ARS Pharmaceuticals, Inc. (the “Company”) in the event that such employees become subject to involuntary or constructive employment terminations, including in connection with a Change in Control. Except as otherwise provided in an individual Participation Agreement, this Plan shall supersede any change in control or severance benefit plan, policy or practice previously maintained by the Company, including any severance benefits set forth in any individually negotiated employment contract or agreement between the Company and an employee, unless such employment contract or agreement provides for benefits that are in substance more favorable to the employee. This Plan document also is the Summary Plan Description for the Plan.

For purposes of the Plan, the following terms are defined as follows:

(a) “Affiliate” means any corporation (other than the Company) in an “unbroken chain of corporations” beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(b) “Base Salary” means base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) as in effect immediately prior to a Covered Termination and prior to any reduction that would give rise to an employee’s right to resign for Good Reason.

(c) “Board” means the Board of Directors of the Company; provided, however, that if the Board has delegated authority to administer the Plan to the Compensation Committee of the Board, then “Board” shall also mean the Compensation Committee of the Board.

(d) “Cause” means, with respect to a particular employee, the meaning ascribed to such term in any written agreement between such employee and the Company defining such term, and, in the absence of such agreement, means with respect to such employee the occurrence of any of the following events: (i) the employee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) the employee’s intentional, material violation of any contract or agreement between the employee and the Company or of any statutory duty owed to the Company; (iii) the employee’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) the employee’s gross or willful misconduct. The determination whether a termination is for Cause shall be made by the Plan Administrator in its sole and exclusive judgment and discretion.

11682 El Camino Real, Suite 120, San Diego CA 92130

(e) “Change in Control” shall have the meaning ascribed to such term in the Company’s 2020 Equity Incentive Plan.

(f) “Change in Control Period” means the period commencing three (3) months prior to the Closing of a Change in Control and ending twelve (12) months following such Closing.

(g) “Change in Control Termination” means an Involuntary Termination that occurs within the Change in Control Period. For such purposes, if the events giving rise to an employee’s right to resign for Good Reason arise within the Change in Control Period, and the employee’s resignation occurs not later than thirty (30) days after the expiration of the Cure Period (as defined below), such termination shall be a Change in Control Termination.

(h) “Closing” means the initial closing of the Change in Control as defined in the definitive agreement executed in connection with the Change in Control. In the case of a series of transactions constituting a Change in Control, “Closing” means the first closing that satisfies the threshold of the definition for a Change in Control.

(i) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

(j) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k) “Company” means ARS Pharmaceuticals, Inc. or, following a Change in Control, the surviving entity resulting from such event.

(l) “Covered Termination” means a Regular Termination or a Change in Control Termination.

(m) “Director” means a member of the Board.

(n) “Disability” means any physical or mental condition which renders an employee incapable of performing the work for which he or she was employed by the Company or similar work offered by the Company. The Disability of an employee shall be established if (i) the employee satisfies the requirements for benefits under the Company’s long-term disability plan or (ii) if no long-term disability plan, the employee satisfies the requirements for Social Security disability benefits.

(o) “Eligible Employee” means an employee of the Company who meets the requirements to be eligible to receive Plan benefits as set forth in Section 2.

(p) “Entity” means a corporation, partnership, limited liability company or other entity.

(q) “Good Reason” for an employee’s resignation means the occurrence of any of the following events, conditions or actions taken by the Company without Cause and without such employee’s consent: (i) a material reduction of such employee’s annual base salary, which is a reduction of at least 10% of such employee’s base salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (ii) a material reduction in such employee’s authority, duties or responsibilities; (iii) in the case of employees reporting to the Board or the Company’s Chief Executive Officer, a material adverse change in such reporting level requiring that employee to report to a corporate officer or executive other than the Board or the Company’s Chief Executive Officer, as the case may be; (iv) a relocation of such employee’s principal place of employment with the Company (or successor to the Company, if applicable) to a place that increases such employee’s one-way commute by more than fifty (50) miles as compared to such employee’s then-current principal place of employment immediately prior to such relocation (excluding regular travel in the ordinary course of business); provided that if such employee’s principal place of employment is his or her personal residence, this clause (iv) shall not apply; or (v) a material breach by the Company of any material agreement between you and the Company; provided, however, that in each case above, in order for the employee’s resignation to be deemed to have been for Good Reason, the employee must first give the Company written notice of the action or omission giving rise to “Good

Reason” within ninety (90) days after the first occurrence thereof; the Company must fail to reasonably cure such action or omission within thirty (30) days after receipt of such notice (the “Cure Period”), and the employee’s resignation must be effective not later than thirty (30) days after the expiration of such Cure Period.

(r) “Involuntary Termination” means a termination of employment that is due to: (1) a termination by the Company without Cause (and other than as a result of the employee’s death or Disability) or (2) an employee’s resignation for Good Reason.

(s) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the common stock, of the Company pursuant to which the common stock of the Company is priced for the initial public offering, which occurred on December 3, 2020.

(t) “Participation Agreement” means an agreement between an employee and the Company in substantially the form of Appendix A attached hereto, which may include such other terms as the Plan Administrator deems necessary or advisable in the administration of the Plan.

(u) “Plan Administrator” means the Board, or a duly authorized committee thereof, prior to the Closing and the Representative upon and following the Closing.

(v) “Representative” means one or more members of the Board or other persons or entities designated by the Board prior to or in connection with a Change in Control that will have authority to administer and interpret the Plan upon and following the Closing as provided in Section 10(a).

(w) “Regular Termination” means an Involuntary Termination that is not a Change in Control Termination.

(x) “Section 409A” means Section 409A of the Code and the treasury regulations and other guidance thereunder and any state law of similar effect.

(y) “Target Bonus” means with respect to an Eligible Employee, if there is a cash bonus plan applicable to such Eligible Employee for the year in which such Covered Termination occurs (“Cash Bonus Plan”), the cash bonus payable to such Eligible Employee under such Cash Bonus Plan as if all the applicable performance goals for such year were attained at a level of 100%. If no Cash Bonus Plan is in effect for the year in which such Covered Termination occurs, the Target Bonus Amount will be the target bonus, if any, in such Eligible Employee’s then-effective employment agreement or offer letter with the Company, as if all of the applicable performance goals for such year were attained at a level of 100%.

Section 2. Eligibility for Benefits.

(a) Eligible Employee. An employee of the Company is eligible to participate in the Plan if (i) the Plan Administrator has designated such employee as eligible to participate in the Plan by providing such person with a Participation Agreement (the initial list of such employees designated by the Plan Administrator to participate in the Plan is set forth in Appendix B hereto); (ii) such employee has signed and returned such Participation Agreement to the Company within the period specified therein; (iii) such employee’s employment with the Company terminates due to a Covered Termination; and (iv) such employee meets the other Plan eligibility requirements set forth in this Section 2. The determination of whether an employee is an Eligible Employee shall be made by the Plan Administrator, in its sole discretion, and such determination shall be binding and conclusive on all persons.

(b) Release Requirement. In order to be eligible to receive benefits under the Plan, the employee also must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as appropriate (the “Release”), within the applicable time period set forth therein, but in no event more than sixty (60) days following the date of the applicable Covered Termination, and such Release must become effective in accordance with its terms. The Company, in its sole discretion, may modify the form of the Release to comply with applicable law and may elect to incorporate it into a more fulsome separation and release agreement.

(c) Plan Benefits Provided in Lieu of Individual Agreement Severance Benefits. Unless otherwise determined by the Plan Administrator in its discretion, if an employee is an Eligible Employee and eligible to receive severance benefits under this Plan and otherwise eligible to receive severance benefits under the terms of an individually negotiated employment contract or agreement with the Company or any other severance arrangement with the Company that are of the same category and would otherwise duplicate the severance benefits available under this Plan (“Duplicative Benefits”) such Eligible Employee will receive severance benefits under this Plan in lieu of, and not additional to, such Duplicative Benefits. If an Eligible Employee is eligible to receive Plan benefits, such Eligible Employee will receive severance benefits under any individually negotiated employment contract or agreement only to the extent that such benefits have not been waived or terminated and are not Duplicative Benefits.

(d) Exceptions to Benefit Entitlement. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan in the following circumstances, as determined by the Plan Administrator in its sole discretion:

(1) The employee is terminated by the Company for any reason or voluntarily terminates employment with the Company in any manner (including due to the employee’s death or Disability), and in either case, such termination does not constitute a Covered Termination. Voluntary terminations include, but are not limited to, resignation, retirement or failure to return from a leave of absence on the scheduled date.

(2) The employee voluntarily terminates employment with the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an Affiliate.

(3) The employee is offered an identical or substantially equivalent or comparable position with the Company or an Affiliate. For purposes of the foregoing, a “substantially equivalent or comparable position” is one that provides the employee substantially the same level of responsibility and compensation and would not give rise to the employee’s right to resign for Good Reason.

(4) The employee is offered immediate reemployment by a successor to the Company or an Affiliate or by a purchaser of the Company’s assets, as the case may be, following a Change in Control and the terms of such reemployment would not give rise to the employee’s right to resign for Good Reason. For purposes of the foregoing, “immediate reemployment” means that the employee’s employment with the successor to the Company or an Affiliate or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the employee does not incur a lapse in pay or benefits as a result of the change in ownership of the Company or the sale of its assets. An employee who becomes immediately reemployed as described in this Section 2(d)(4) by a successor to the Company or an Affiliate or by a purchaser of the Company’s assets, as the case may be, following a Change in Control shall continue to be an Eligible Employee following the date of such reemployment.

(5) The employee is rehired by the Company or an Affiliate and recommences employment prior to the date benefits under the Plan are scheduled to commence.

(e) Termination of Severance Benefits. An Eligible Employee’s right to receive severance benefits under this Plan shall terminate immediately if, at any time prior to or during the period for which the Eligible Employee is receiving severance benefits under the Plan, the Eligible Employee, without the prior written approval of the Plan Administrator, engages in a Prohibited Action (as defined below). In addition, if benefits under the Plan have already been paid to the Eligible Employee and the Eligible Employee subsequently engages in a Prohibited Action during the Prohibited Period (or it is determined that an Eligible Employee engaged in a Prohibited Action prior to receipt of such benefits), any benefits previously paid to the Eligible Employee shall be subject to recoupment by the Company on such terms and conditions as shall be determined by the Plan Administrator, in its sole discretion. The “Prohibited Period” shall commence on the date of the Eligible Employee’s Covered Termination and continue for the number of months corresponding to the Severance Period set forth in such Eligible Employee’s Participation Agreement. A “Prohibited Action” shall occur if the Eligible Employee: (i) breaches any material statutory, common law, or contractual obligation to the Company or an Affiliate (including, without limitation, the contractual obligations set forth in the Company’s standard employee confidentiality agreement, the Release and/or any other obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition set forth in the Eligible Employee’s employment agreement, offer letter, any other written agreement between the Eligible Employee and the Company, or under applicable law); (ii) encourages or solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or (iii) induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees, or other third parties to terminate their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee, or other third parties.

Section 3. Amount of Benefit.

(a) Severance Benefit. Benefits under the Plan shall be provided to an Eligible Employee as set forth in the Participation Agreement.

(b) Additional Benefits. Notwithstanding the foregoing, the Company may, in its sole discretion, provide benefits to employees or consultants who are not Eligible Employees (“Non-Eligible Employees”) chosen by the Plan Administrator, in its sole discretion, and the provision of any such benefits to a Non-Eligible Employee shall in no way obligate the Company to provide such benefits to any other Non-Eligible Employee, even if similarly situated. If benefits under the Plan are provided to a Non-Eligible Employee, references in the Plan to “Eligible Employee” (and similar references) shall be deemed to refer to such Non-Eligible Employee.

(c) Certain Reductions. The Company, in its sole discretion, shall have the authority to reduce an Eligible Employee’s severance benefits, in whole or in part, by any other severance benefits, pay and benefits provided during a period following written notice of a plant closing or mass layoff, pay and benefits in lieu of such notice, or other similar benefits payable to the Eligible Employee by the Company or an Affiliate that become payable in connection with the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act or any other similar state law, (ii) any individually negotiated employment contract or agreement or any other written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time (not to exceed sixty (60) days) after being given notice of the termination of the Eligible Employee’s employment, and the Plan Administrator shall so construe and implement the terms of the Plan. Any such reductions that the Company determines to make pursuant to this Section 3(c) shall be made such that any benefit under the Plan shall be reduced solely by any similar type of benefit under such legal requirement, agreement, policy or practice (i.e., any cash severance benefits under the Plan shall be reduced solely by any cash payments or severance benefits under such legal requirement, agreement, policy or practice, and any continued insurance benefits under the Plan shall be reduced solely by any continued insurance benefits under such legal requirement, agreement, policy or practice). The Company’s decision to apply such reductions to the severance benefits of one Eligible Employee and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Eligible Employee, even if similarly situated. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s statutory obligation.

(d) Parachute Payments.

(1) Except as otherwise provided in an individual Participation Agreement, if any payment or benefit an Eligible Employee will or may receive from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for the Eligible

Employee. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).

(2) Notwithstanding any provisions in this Section above to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for the Eligible Employee as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without Cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.

(3) The Company shall appoint a nationally recognized accounting or law firm to make the determinations required by this Section 3(d). The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder. If the Eligible Employee receives a Payment for which the Reduced Amount was determined pursuant to clause (x) above and the U.S. Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, Eligible Employee agrees to promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) above) so that no portion of the remaining Payment is subject to the Excise Tax. If the Reduced Amount was determined pursuant to clause (y) above, the Eligible Employee shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.

Section 4. Return of Company Property.

An Eligible Employee will not be entitled to any severance benefit under the Plan unless and until the Eligible Employee returns all Company Property. For this purpose, “Company Property” means all Company documents (and all copies thereof) and other Company property which the Eligible Employee had in his or her possession at any time, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part).

Section 5. Time of Payment and Form of Benefit.

The Company reserves the right in the Participation Agreement to specify whether severance payments under the Plan will be paid in a single sum, in installments, or in any other form and to determine the timing of such payments. All severance payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company on his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. All severance benefits provided under the Plan are intended to satisfy the requirements for an exemption from application of Section 409A to the maximum extent that an exemption is available and any ambiguities herein shall be interpreted accordingly; provided, however, that to the extent such an exemption is not available, the severance benefits provided under the Plan are intended to comply with the requirements of Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly.

Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under the Plan that constitute “deferred compensation” within the meaning of Section 409A shall not commence in connection with an Eligible Employee’s termination of employment unless and until the Eligible Employee has also incurred a “separation from service,” as such term is defined in Treasury Regulations Section 1.409A-1(h) (“Separation from Service”), unless the Company reasonably determines that such amounts may be provided to the Eligible Employee without causing the Eligible Employee to incur the adverse personal tax consequences under Section 409A.

It is intended that (i) each installment of any benefits payable under the Plan to an Eligible Employee be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (ii) all payments of any such benefits under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9)(iii), and (iii) any such benefits consisting of COBRA premiums also satisfy, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(9)(v). However, if the Company determines that any such benefits payable under the Plan constitute “deferred compensation” under Section 409A and the Eligible Employee is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the imposition of the adverse personal tax consequences under Section 409A, (A) the timing of such benefit payments shall be delayed until the earlier of (1) the date that is six (6) months and one (1) day after the Eligible Employee’s Separation from Service and (2) the date of the Eligible Employee’s death (such applicable date, the “Delayed Initial Payment Date”), and (B) the Company shall (1) pay the Eligible Employee a lump sum amount equal to the sum of the benefit payments that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the benefits had not been delayed pursuant to this paragraph and (2) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

In no event shall payment of any benefits under the Plan be made prior to an Eligible Employee’s termination date or prior to the effective date of the Release. If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, and the Eligible Employee’s Separation from Service occurs at a time during the calendar year when the Release could become effective in the calendar year following the calendar year in which the Eligible Employee’s Separation from Service occurs, then regardless of when the Release is returned to the Company and becomes effective, the Release will not be deemed effective any earlier than the latest permitted effective date (the “Release Deadline”). If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, then except to the extent that payments may be delayed until the Delayed Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll date following the effective date of an Eligible Employee’s Release, the Company shall (1) pay the Eligible Employee a lump sum amount equal to the sum of the benefit payments that the Eligible Employee would otherwise have received through such payroll date but for the delay in payment related to the effectiveness of the Release and (2) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

All severance payments under the Plan shall be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.

Section 6. Transfer and Assignment.

The rights and obligations of an Eligible Employee under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan shall be binding upon any entity or person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such entity or person actively assumes the obligations hereunder and without regard to whether or not a Change in Control occurs.

Section 7. Mitigation.

Except as otherwise specifically provided in the Plan, an Eligible Employee will not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor will the amount of any payment provided for under the Plan be reduced by any compensation earned by an Eligible Employee as a result of employment by another employer or any retirement benefits received by such Eligible Employee after the date of the Eligible Employee’s termination of employment with the Company.

Section 8. Clawback; Recovery.

All payments and severance benefits provided under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose such other clawback, recovery or recoupment provisions as the Plan Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of common stock of the Company or other cash or property upon the occurrence of a termination of employment for Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for Good Reason, constructive termination, or any similar term under any plan of or agreement with the Company.

Section 9. Reemployment.

In the event of an Eligible Employee’s reemployment by the Company during the period of time in respect of which severance benefits pursuant to the Plan have been paid, the Company, in its sole and absolute discretion, may require such Eligible Employee to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

Section 10. Right to Interpret and Administer Plan; Amendment or Termination.

(a) Interpretation and Administration. Prior to the Closing, the Board, or a duly authorized committee thereof, shall be the Plan Administrator and shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Board shall be binding and conclusive on all persons. Upon and after the Closing, the Plan will be interpreted and administered in good faith by the Representative who shall be the Plan Administrator during such period. All actions taken by the Representative in interpreting the terms of the Plan and administering the Plan upon and after the Closing will be final and binding on all Eligible Employees. Any references in this Plan to the “Board” or “Plan Administrator” with respect to periods following the Closing shall mean the Representative.

(b) Amendment or Termination. The Plan Administrator reserves the right to amend or terminate this Plan at any time, without advance notice to any Eligible Employee and without regard to the effect of the amendment or termination on any Eligible Employee or on any other individual, except as otherwise provided herein or in an individual Participation Agreement. Any amendment or termination of the Plan will be in writing. Notwithstanding the foregoing, an Eligible Employee’s rights to receive payments and benefits pursuant to the Plan under an effective Participation Agreement may not be adversely affected, without the Eligible Employee’s written consent, by an amendment or termination of the Plan.

Section 11. No Implied Employment Contract.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 12. Legal Construction.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of Washington.

Section 13. Claims, Inquiries and Appeals.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

ARS Pharmaceuticals, Inc.

Board of Directors or Representative

11682 El Camino Real, Suite 120

San Diego, CA 92130

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 13(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

ARS Pharmaceuticals, Inc.

Board of Directors or Representative

11682 El Camino Real, Suite 120

San Diego, CA 92130

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 13(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 13(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an Eligible Employee’s claim or appeal within the relevant time limits specified in this Section 13, the Eligible Employee may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 14. Basis of Payments to and from Plan.

The Plan shall be unfunded, and all cash payments under the Plan shall be paid only from the general assets of the Company.

Section 15. Other Plan Information.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 81-1489190. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 410.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

ARS Pharmaceuticals, Inc.

Board of Directors or Representative

11682 El Camino Real, Suite 120

San Diego, CA 92130

In addition, service of legal process may be made upon the Plan Administrator.

(d) Plan Sponsor. The “Plan Sponsor” is:

ARS Pharmaceuticals, Inc.

Board of Directors or Representative

11682 El Camino Real, Suite 120

San Diego, CA 92130

(858) 771-9307

(e) Plan Administrator. The Plan Administrator is the Board prior to the Closing and the Representative upon and following the Closing. The Plan Administrator’s contact information is:

ARS Pharmaceuticals, Inc.

Board of Directors or Representative

11682 El Camino Real, Suite 120

San Diego, CA 92130

(858) 771-9307

The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 16. Statement of ERISA Rights.

Participants in this Plan (which is a welfare benefit plan sponsored by ARS Pharmaceuticals, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a) Receive Information About Your Plan and Benefits.

(1) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(3) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each Eligible Employee with a copy of this summary annual report.

(b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan Eligible Employees, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Eligible Employees and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Appendix A

ARS Pharmaceuticals, Inc.

Change in Control and Severance Benefit Plan

Participation Agreement

Name: ___________________

Section 1. Eligibility.

You have been designated as eligible to participate in the ARS Pharmaceuticals, Inc. Change in Control and Severance Benefit Plan (the “Plan”), a copy of which is attached as Annex I to this Participation Agreement (the “Agreement”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

Section 2. Severance Benefits.

Subject to the terms of the Plan and Section 3 of this Agreement, if you are terminated in a Covered Termination, and meet all the other eligibility requirements set forth in the Plan, including, without limitation, executing the required Release within the applicable time period set forth therein and provided that such Release becomes effective in accordance with its terms, you will receive the applicable severance benefits set forth in this Section 2. Notwithstanding the schedule for provision of severance benefit as set forth below, the provision of any severance benefits under this Section 2 is subject to any delay in payment that may be required under Section 5 of the Plan.

(a) Regular Termination. Upon a Regular Termination, you shall be eligible to receive the following severance benefits.

(1) Cash Severance Benefit. You will be entitled to continue to receive your then-current Base Salary for [twelve (12) / nine (9) / six (6)]1 months (such period of months, the “Severance Period”), commencing on the first payroll period following the effective date of your Release.

(2) Payment of Continued Group Health Plan Benefits.

(i) If you timely elect continued group health plan continuation coverage under COBRA following your termination date, the Company shall pay directly to the carrier the full amount of your COBRA premiums, or shall provide coverage under any self-funded plan, on behalf of you for your continued coverage under the Company’s group health plans, including coverage for your eligible dependents, until the earliest of (A) the end of the Severance Period following the date of your termination, (B) the expiration of your eligibility for the continuation coverage under COBRA, or (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment (such period from your termination date through the earliest of (A) through (C), the “COBRA Payment Period”). Upon the conclusion of such period of insurance premium payments made by the Company, or the provision of coverage under a self-funded group health plan, you will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of your eligible COBRA coverage period. For purposes of this Section, (x) references to COBRA shall be deemed to refer also to analogous provisions of state law and (y) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by
_________________________

1 NTD: Insert 12 months for the CEO, 9 months for other C-Suite and ExVP, and 6 months for SVP/VP-level executives.

you under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are your sole responsibility. You agree to promptly notify the Company as soon as you become eligible for health insurance coverage in connection with new employment or self-employment.

(ii) Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums directly to the carrier on your behalf, the Company will instead pay you on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the COBRA premium for that month, subject to applicable tax withholding (such amount, the “Special Severance Payment”), such Special Severance Payment to be made without regard to your election of COBRA coverage or payment of COBRA premiums and without regard to your continued eligibility for COBRA coverage during the COBRA Payment Period. Such Special Severance Payment shall end upon expiration of the COBRA Payment Period.

(b) Change in Control Termination. Upon a Change in Control Termination, you shall be eligible to receive the following severance benefits. In no event shall you be entitled to benefits under both Section 2(a) and this Section 2(b). If you are eligible for severance benefits under both Section 2(a) and this Section 2(b), you shall receive the benefits set forth in this Section 2(b) and such benefits shall be reduced by any benefits previously provided to you under Section 2(a).

(1) Cash Severance Benefits. You will receive the cash severance benefit described in Section 2(a)(1) above, except that:

(i) your Severance Period will be [twenty-four (24) / eighteen (18) / twelve (12)]2 months and Base Salary payments will be paid in a lump sum within ten (10) business days following the later of (A) the effective date of your Release, or (B) the Closing of the Change in Control;

(ii) you will additionally be entitled to an amount equal to [200% / 150 / 100%]3 of your Target Bonus for the year in which your Change in Control Termination occurs, payable in a lump sum payment within ten (10) business days following the later of (A) the effective date of your Release, or (B) the Closing of the Change in Control; and

(iii) you will additionally be entitled to an amount equal to a prorated portion of your Target Bonus for the year in which your Change in Control Termination occurs (with such prorated amount calculated by reference to the number of days that elapsed in the year of your termination of employment between the first day of such year and the date of your termination of employment divided by 365), payable in a lump sum payment within ten (10) business days following the later of (A) the effective date of your Release, or (B) the Closing of the Change in Control.

(2) Accelerated Vesting of Stock Awards.

(i) Effective as of the later of the effective date of your Release or the Closing of the Change in Control, to the extent not previously vested: (A) the vesting and exercisability of all outstanding stock options to purchase the Company’s common stock held by you on such date shall be accelerated in full, (B) any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to any other stock award granted to you by the Company shall lapse in full,

_________________________

2 NTD: Insert 24 months for the CEO, 18 months for other C-Suite and ExVP-level executives, and 12 months for SVP/VP-level executives.

3 NTD: Insert 200% for the CEO, 150% for other C-Suite and ExVP-level executives, and 100% for SVP/VP-level executives.

and (C) the vesting of any other stock awards granted to you by the Company, and any issuance of shares triggered by the vesting of such stock awards, shall be accelerated in full. For purposes of determining the number of shares that will vest pursuant to the foregoing provision with respect to any performance based vesting award that has multiple vesting levels depending upon the level of performance, vesting acceleration shall occur with respect to the number of shares subject to the award as if the applicable performance criteria had been attained at a 100% level.

(ii) In order to give effect to the intent of the foregoing provision, notwithstanding anything to the contrary set forth in the Company’s applicable equity incentive plan or the applicable stock award agreements that provides that any then unvested portion of your award will immediately expire upon your termination of service, your stock awards shall remain outstanding following your Change in Control Termination to give effect to such acceleration as necessary.

(iii) Notwithstanding anything to the contrary set forth herein, your stock awards shall remain subject to the terms of the Company’s applicable equity incentive plan, including the stock award agreement governing your stock award, that may apply upon a Change in Control and or/termination of your service and no provision of the Plan or this Agreement shall be construed as to limit the actions that may be taken, or to violate the terms, thereunder.

(3) Payment of Continued Group Health Plan Benefits. You will receive the payment for continued group health plan benefits described in Section 2(a)(2) above, except that the COBRA Payment Period will be equal to [the Severance Period applicable to a Change in Control Termination as set forth in Section 2(b)(1)(i) above]4 / [eighteen 18 months. In addition to payment for continued group health plan benefits, within ten (10) business days following the later of (i) the effective date of your Release or (ii) the Closing of the Change in Control, you will receive a lump sum cash payment equal to the amount of your monthly COBRA premiums for six months, subject to applicable tax withholding, such additional payment to be made without regard to your election of COBRA coverage.]5

Section 3. Requirements During Severance Period.

Your eligibility for and receipt of any severance benefits to which you may become entitled as described in Section 2 above is expressly contingent upon your timely execution of an effective Release and your compliance with the terms and conditions of the provisions of the Proprietary Information and Invention Assignment Agreement between you and the Company, as may be amended from time to time (the “PIIAA”). Severance benefits under this Agreement shall immediately cease in the event of your violation of the provisions in this section.

Section 4. Acknowledgements.

As a condition to participation in the Plan, you hereby acknowledge each of the following:

(a) The severance benefits that may be provided to you under this Agreement are subject to all of the terms of the Plan which is incorporated into and becomes part of this Agreement, including but not limited to the reductions under Section 3 of the Plan.

_________________________

4 NTD: For all participants other than CEO.

5 NTD: For CEO only.

(b) Except as provided herein, this Agreement and the Plan supersede and replace any severance or change in control benefit previously provided to you by the Company. This Agreement and the Plan do not supersede, replace or otherwise alter the PIIAA.

(c) You may not sell, transfer, or otherwise assign or pledge your right to benefits under this Agreement and the Plan to either your creditors or to your beneficiary, except to the extent permitted by the Plan Administrator if such action would not result in adverse tax consequences under Section 409A.

(d) Notwithstanding anything to the contrary in the Plan or this Agreement, your rights under this Agreement may not be adversely affected by an amendment or termination of the Plan without your written consent.

To accept the terms of this Agreement and participate in the Plan, please sign and date this Agreement in the space provided below and return it to Lynda Harris, no later than ten (10) days from the date first set forth below.

[signature page to follow]

ARS Pharmaceuticals, Inc.

By:

Name:

Title:

Date:

______________________________________ ______________________________________

[Eligible Employee] Date

Annex I

ARS Pharmaceuticals, Inc.

Change in Control and Severance Benefit Plan

(see attached)

Appendix B

Initial Designated Employees under the Plan

Name	Title
Laura Shawver	Chief Executive Officer
Valerie Odegard	President & Chief Scientific Officer
Naomi Hunder	Chief Medical Officer
Jonathan Piazza	Chief Financial Officer
Jeff Pepe	SVP & General Counsel
Scott Moorefield	SVP of Business Development
Russ Hawkinson	SVP of Finance
Sateesh Natarajan	SVP of CMC Development
Graham Jang	VP of Development Sciences
Jill Herendeen	VP, Regulatory
Katie Carrigan	VP of Human Resources
Patricia Leith	VP of Program Management and Operations
Peter Baum	VP of Immunology
Sue Hamke	VP of Clinical Operations

For Eligible Employees Age 40 or Older

Individual Termination

Exhibit A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the ARS Pharmaceuticals, Inc. Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby acknowledge and agree to abide by my continuing obligations under my confidential information and invention assignment agreement with the Company and/or an affiliate of the Company.

I hereby confirm that, except for materials the Company has expressly authorized me to retain in writing, I have returned to the Company all Company property, including, but not limited to, all equipment, vehicles, product samples, computers, pass codes, keys, swipe cards, credit cards, documents, or other materials, in whatever form or format that I received, prepared, or helped prepare them; and that I have not retained, whether in hard copy or electronic form, any copies, duplicates, reproductions, computer disks, or excerpts thereof.

If I am an officer or director of the Company or any of its affiliated entities, effective as of the date my employment with the Company ends, I agree to (and hereby do) resign from any and all offices and directorships with any such entities, and agree to execute all documents reasonably requested by the Company to effectuate such resignation(s).

I understand that I may apply for unemployment insurance benefits after my employment with the Company ends and that the Company will not contest my eligibility for such benefits; provided, however, that I understand that the state agency responsible for administering unemployment insurance benefits, and not the Company, is ultimately responsible for determining my eligibility for such benefits. I further understand that, in response to any request for references from a prospective employer, the Company will only confirm my dates of employment and last job title.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns (collectively, the “Releasees”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a)

all claims arising out of or in any way related to my employment with the Company and any other Releasees, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and any other Releasees; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties, or other claims arising under the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974, the Washington Industrial Welfare Act, the Washington Law Against Discrimination, the Washington Family Leave Act, the Washington Leave Law, the Washington Minimum Wage Requirements and Labor Standards Act, Title 49 of the Revised Code of Washington, the Washington Equal Pay Opportunity Act, the Washington Fair Chance Act, Unfair employment practices (Seattle Mun. Code 14.04); Minimum wage (Seattle Mun. Code 14.19); Wage theft (Seattle Mun. Code 14.20); Paid sick and safe time (Seattle Mun. Code 14.16); Fair chance employment (Seattle Mun. Code 14.17), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or any other Releasees to which I am a party, the charter, bylaws, or operating agreements of the Company or any other Releasees, or under applicable law; or (b) any rights that cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the Washington State Department of Labor and Industries, or any other government agency (each a “Government Agency”), except that I hereby waive my right to any monetary benefits in connection with any claim, charge or proceeding arising from or relating to any of the Released Claims. In addition, nothing herein shall be interpreted or applied in a manner that limits my ability to challenge, under the Older Workers Benefit Protection Act (“OWBPA”) (29 U.S.C. § 626), the knowing and voluntary nature of my release of any claims under the ADEA. I hereby represent and warrant that, other than the foregoing excluded claims I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA and the OWBPA, and that the consideration given under the Plan for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice of such revocation to the Company’s Human Resources department or the Company’s General Counsel; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release, provided I have not earlier revoked it.

I represent that I have no lawsuits, claims, or actions pending in my name, or on behalf of any other person or entity, against the Company or any other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any other Releasees.

I understand and agree that nothing in this Release or in the Plan is to be construed as an admission of liability or wrongdoing by the Company or any other Releasees, and that the Company and other Releasees disclaim any such liability or wrongdoing.

I understand and agree that while the I may apply for future employment with the Company or its successor, I have no right to such future employment, and the Company or its successor may, in its sole discretion, deny my employment application. I further understand and agree that in the event I obtain employment with the Company or its successor, the Company or its successor may, in its sole discretion, terminate my employment. I also acknowledge and agree that my rehire may affect the amount of severance pay and benefits to which I am entitled under the Plan (as provided in Section 2 of the Plan).

I agree that except for disclosures made (i) in confidence to my attorneys, financial advisors, accountants, spouse, or registered domestic partner, or (ii) to a Government Agency, I will keep this Release and its terms confidential and will not reveal its contents to anyone, unless necessary to enforce my rights hereunder or as other otherwise required by law.

I further agree not to, at any time, take any action through any medium or in any forum, to directly or indirectly disparage the employees, products, business reputation, abilities, or capabilities of the Company or any other Releasees. This provision includes, without limitation, email, any electronic media, and any postings to the Internet. Notwithstanding the foregoing, it shall not be a breach of this paragraph for me to comply with the lawful orders or processes of any court, including the obligation to testify truthfully in any legal proceeding. Additionally, this paragraph does not apply to communications between me and any Government Agency, or between me and the Company or any other Releasee.

This Release, together with the Plan, constitutes the entire understanding and agreement with respect to the subject matter hereof. The provisions of this Release and the Plan are severable and if any part is found to be unenforceable, the other portions shall remain fully valid and enforceable. Additionally, if any of the waivers and releases set forth in this Release are held to be invalid, illegal, void and/or unenforceable: (i) the remaining waivers and releases shall remain fully valid and enforceable; and (ii) upon request by the Company, I shall immediately execute and deliver to the Company a release and waiver that is legal and enforceable to the fullest extent of the law. The construction and interpretation of this Release shall be subject to the terms and conditions of the Plan, and no ambiguity in this Release or the Plan shall be construed against any party as the drafter. I acknowledge that I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me or such other date as specified by the Company. By signing below, I represent that: I have read this Release and the Plan; I have had adequate time to consider them; I have been advised to consult with an attorney before signing this Release; I understand the meaning and application of this Release and the Plan; and that I sign this Release knowingly and voluntarily and with the intent of being bound by it.

[signature page to follow]

Eligible Employee

Printed Name: _________________________________

Signature: ____________________________________

Date:_________________________________________

For Eligible Employees Age 40 or Older

Group Termination

Exhibit B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the ARS Pharmaceuticals, Inc. Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable) or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby acknowledge and agree to abide by my continuing obligations under my confidential information and invention assignment agreement with the Company and/or an affiliate of the Company.

I hereby confirm that, except for materials the Company has expressly authorized me to retain in writing, I have returned to the Company all Company property, including, but not limited to, all equipment, vehicles, product samples, computers, pass codes, keys, swipe cards, credit cards, documents, or other materials, in whatever form or format that I received, prepared, or helped prepare them; and that I have not retained, whether in hard copy or electronic form, any copies, duplicates, reproductions, computer disks, or excerpts thereof.

If I am an officer or director of the Company or any of its affiliated entities, effective as of the date my employment with the Company terminates, I agree to (and hereby do) resign from any and all offices and directorships with any such entities, and agree to execute all documents reasonably requested by the Company to effectuate such resignation(s).

I understand that I may apply for unemployment insurance benefits after my employment with the Company ends and that the Company will not contest my eligibility for such benefits; provided, however, that I understand that the state agency responsible for administering unemployment insurance benefits, and not the Company, is ultimately responsible for determining my eligibility for such benefits. I further understand that, in response to any request for references from a prospective employer, the Company will confirm only my dates of employment and last job title.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns (collectively, the “Releasees”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and any other

Releasees, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and any other Releasees; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties or other claims arising under the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act (“ADEA”), the federal Employee Retirement Income Security Act of 1974, the Washington Industrial Welfare Act, the Washington Law Against Discrimination, the Washington Family Leave Act, the Washington Leave Law, the Washington Minimum Wage Requirements and Labor Standards Act, Title 49 of the Revised Code of Washington, the Washington Equal Pay Opportunity Act, the Washington Fair Chance Act, Unfair employment practices (Seattle Mun. Code 14.04); Minimum wage (Seattle Mun. Code 14.19); Wage theft (Seattle Mun. Code 14.20); Paid sick and safe time (Seattle Mun. Code 14.16); Fair chance employment (Seattle Mun. Code 14.17), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or any other Releasees to which I am a party, the charter, bylaws, or operating agreements of the Company or any other Releasees, or under applicable law; or (b) any rights that cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the Washington State Department of Labor and Industries, or any other government agency (each a “Government Agency”), except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding arising from or relating to any of the Released Claims. In addition, nothing herein shall be interpreted or applied in a manner that limits my ability to challenge, under the Older Workers Benefit Protection Act (“OWBPA”) (29 U.S.C. § 626), the knowing and voluntary nature of my release of any claims under the ADEA. I hereby represent and warrant that, other than the foregoing excluded claims, I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA and the OWBPA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an employee in the Company’s Human Resources department or the Company’s General Counsel; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release provided I have not revoked it; and (f) I have received with this Release, enclosed as Attachment 1, all of the information required by the ADEA and the OWBPA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I represent that I have no lawsuits, claims, or actions pending in my name, or on behalf of any other person or entity, against the Company or any other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any other Releasees.

I understand and agree that nothing in this Release or in the Plan is to be construed as an admission of liability or wrongdoing by the Company any other Releasees, and that the Company and the other Releasees disclaim any such liability or wrongdoing.

I understand and agree that while the I may apply for future employment with the Company or its successor, I have no right to such future employment, and the Company or its successor may, in its sole discretion, deny my employment application. I further understand and agree that in the event I obtain employment with the Company or its successor, the Company or its successor may, in its sole discretion, terminate my employment. I also acknowledge and agree that my rehire may affect the amount of severance pay and benefits to which I am entitled under the Plan (as provided in Section 2 of the Plan).

I agree that except for disclosures made (i) in confidence to my attorneys, financial advisors, accountants, spouse, or registered domestic partner, or (ii) to a Government Agency, I will keep this Release and its terms confidential and will not reveal its contents to anyone, unless necessary to enforce my rights hereunder or as other otherwise required by law.

I further agree not to, at any time, take any action through any medium or in any forum, to directly or indirectly disparage the employees, products, business reputation, abilities, or capabilities of the Company or any other Releasees. This provision includes, without limitation, email, any electronic media, and any postings to the Internet. Notwithstanding the foregoing, it shall not be a breach of this paragraph for me to comply with the lawful orders or processes of any court, including the obligation to testify truthfully in any legal proceeding. Additionally, this paragraph does not apply to communications between me and any Government Agency, or between me and the Company or any other Releasees.

This Release, together with the Plan, constitutes the entire understanding and agreement with respect to the subject matter hereof. The provisions of this Release and the Plan are severable and if any part is found to be unenforceable, the other portions shall remain fully valid and enforceable. Additionally, if any of the waivers and releases set forth herein are held to be invalid, illegal, void and/or unenforceable: (i) the remaining waivers and releases shall remain fully valid and enforceable; and (ii) upon request by the Company, I shall immediately execute and deliver to the Company a release and waiver that is legal and enforceable to the fullest extent of the law. The construction and interpretation of this Release shall be subject to the terms and conditions of the Plan, and no ambiguity in this Release or the Plan shall be construed against any party as the drafter. I acknowledge that I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me or such other date as specified by the Company. By signing below, I represent that: I have read this Release and the Plan; I have had adequate time to consider them; I have been advised to consult with an attorney before signing this Release; I understand the meaning and application of this Release and the Plan; and that I sign this Release knowingly and voluntarily and with the intent of being bound by it.

[signature page to follow]

Eligible Employee

Printed Name: _________________________________

Signature: ____________________________________

Date:_________________________________________

Attachment 1 to
Exhibit B Release Agreement

ADEA Disclosure

(Under Title 29 U.S. Code Section 626(f)(1)(H))

Confidentiality Provision: The information contained in this document is private and confidential. You may not disclose this information to anyone except your professional advisors.

1. The following ARS Pharmaceuticals, Inc. (the “Company”) decisional unit(s) were selected for the termination program: [____________]

2. Within the departments listed above, the following criteria were used to select employees who are eligible for the termination program: [____________]

3. All eligible employees who have attained the age of forty (40) years or older will have up to forty-five (45) calendar days to review, consider, and accept the terms and conditions of the Company’s termination program, and seven (7) calendar days to revoke their acceptance of the such program, pursuant to the Age Discrimination in Employment Act of 1967, as amended.

EMPLOYEES ELIGIBLE FOR THE TERMINATION PROGRAM
Job Title / Department	AGE
[____________]	[____________]

EMPLOYEES NOT ELIGIBLE FOR THE TERMINATION PROGRAM (RETAINED EMPLOYEES)
Job Title / Department	AGE
[____________]	[____________]

For Eligible Employees Under 40 Years of Age

Individual and Group Termination

Exhibit C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the ARS Pharmaceuticals, Inc. Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby acknowledge and agree to abide by my continuing obligations under my confidential information and invention assignment agreement with the Company and/or an affiliate of the Company.

I hereby confirm that, except for materials the Company has expressly authorized me to retain in writing, I have returned to the Company all Company property, including, but not limited to, all equipment, vehicles, product samples, computers, pass codes, keys, swipe cards, credit cards, documents, or other materials, in whatever form or format that I received, prepared, or helped prepare them; and that I have not retained, whether in hard copy or electronic form, any copies, duplicates, reproductions, computer disks, or excerpts thereof.

If I am an officer or director of the Company or any of its affiliated entities, effective as of the date my employment with the Company terminates, I agree to (and hereby do) resign from any and all offices and directorships with any such entities, and agree to execute all documents reasonably requested by the Company to effectuate such resignation(s).

I understand that I may apply for unemployment insurance benefits after my employment with the Company ends and that the Company will not contest my eligibility for such benefits; provided, however, that I understand that the state agency responsible for administering unemployment insurance benefits, and not the Company, is ultimately responsible for determining my eligibility for such benefits. I further understand that, in response to any request for references from a prospective employer, the Company will confirm only my dates of employment and last job title.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns (collectively, the “Releasees”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and any other Releasees, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and any other Releasees; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties or other claims arising under the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990, the federal Employee Retirement Income Security Act of 1974, the Washington Industrial Welfare Act, the Washington Law Against Discrimination, the Washington Family Leave Act, the Washington Leave Law, the Washington Minimum Wage Requirements and Labor Standards Act, Title 49 of the Revised Code of Washington, the Washington Equal Pay Opportunity Act, the Washington Fair Chance Act, Unfair employment practices (Seattle Mun. Code 14.04); Minimum wage (Seattle Mun. Code 14.19); Wage theft (Seattle Mun. Code 14.20); Paid sick and safe time (Seattle Mun. Code 14.16); Fair chance employment (Seattle Mun. Code 14.17), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or any other Releasee to which I am a party, the charter, bylaws, or operating agreements of the Company or any other Releasee, or under applicable law; or (b) any rights that cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the Washington State Department of Labor and Industries, or any other government agency (each a “Government Agency”), except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding arising from or related to any of the Released Claims. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Released Claims.

I understand and agree that nothing in this Release or in the Plan is to be construed as an admission of liability or wrongdoing by the Company or any other Releasees, and that the Company and the Releasees disclaim any such liability or wrongdoing.

I represent that I have no lawsuits, claims, or actions pending in my name, or on behalf of any other person or entity, against the Company or any other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any other Releasees.

I understand and agree that while the I may apply for future employment with the Company or its successor, I have no right to such future employment, and the Company or its successor may, in its sole discretion, deny my employment application. I further understand and agree that in the event I obtain employment with the Company or its successor, the Company or its successor may, in its sole discretion, terminate my employment. I also acknowledge and agree that my rehire may affect the amount of severance pay and benefits to which I am entitled under the Plan (as provided in Section 2 of the Plan).

I agree that except for disclosures made (i) in confidence to my attorneys, financial advisors, accountants, spouse, or registered domestic partner, or (ii) to a Government Agency, I will keep this Release and its terms confidential and will not reveal its contents to anyone, unless necessary to enforce my rights hereunder or as other otherwise required by law.

I further agree not to, at any time, take any action through any medium or in any forum, to directly or indirectly disparage the employees, products, business reputation, abilities, or capabilities of the Company or any other Releasees. This provision includes, without limitation, email, any electronic media, and any postings to the Internet. Notwithstanding the foregoing, it shall not be a breach of this paragraph for me to comply with the lawful orders or processes of any court, including the obligation to testify truthfully in any legal proceeding. Additionally, this paragraph does not apply to communications between me and any Government Agency, or between me and the Company or any other Releasee.

This Release, together with the Plan, constitutes the entire understanding and agreement with respect to the subject matter hereof. The provisions of this Release and the Plan are severable and if any part is found to be unenforceable, the other portions shall remain fully valid and enforceable. Additionally, if any of the waivers and releases set forth herein are held to be invalid, illegal, void and/or unenforceable: (i) the remaining waivers and releases shall remain fully valid and enforceable; and (ii) upon request by the Company, I shall immediately execute and deliver to the Company a release and waiver that is legal and enforceable to the fullest extent of the law. The construction and interpretation of this Release shall be subject to the terms and conditions of the Plan, and no ambiguity in this Release or the Plan shall be construed against any party as the drafter.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me or such other date as specified by the Company. By signing below, I represent that: I have read this Release and the Plan; I have had adequate time to consider them; I understand the meaning and application of this Release and the Plan; and that I sign this Release knowingly and voluntarily and with the intent of being bound by it.

[signature page to follow]

Eligible Employee

Printed Name: _________________________________

Signature: ____________________________________

Date:_________________________________________